Exhibit 10.1

[      , 2016]

Private & Confidential

[NAME]
[ADDRESS]

Re:          Retention Award Agreement

Dear [First Name of Recipient]:

Your continued services and loyalty to Rite Aid Corporation (“us” or “we” or the “Company”) are very important to us.  We are therefore pleased to inform you that, pursuant to the terms of this letter agreement (the “Award Agreement”), you are eligible to receive a retention award in the form of a cash payment pursuant to the terms set forth herein (the “Retention Award”).  This Retention Award is intended to incentivize you to contribute towards the successful completion of the contemplated merger with Walgreens Boots Alliance, Inc., a Delaware corporation (“WBA”), and Victoria Merger Sub, Inc., a Delaware Corporation and a wholly-owned direct subsidiary of Walgreens (the “Merger”) and to continue to use your best efforts to ensure optimal corporate performance through the closing of the Merger.

Accordingly, in consideration of the mutual promises and covenants hereinafter set forth, it is hereby agreed as follows:

1.             Retention Award.  You will be eligible to receive a Retention Award equal to [$      ] in the aggregate (less applicable tax withholdings) if you continue to be employed with the Company on the one hundred twentieth (120th) day (or if not a business day, the next business day following such date) following closing date of the Merger (such date, the “Vesting Date”).  To the extent earned, the Retention Award will be payable in a lump sum no later than five (5) business days following the Vesting Date.

2.             Termination of Employment.

(a)           Notwithstanding Paragraph 1 of this Award Agreement, if you experience a Qualifying Termination (as defined in Paragraph 2(b)) prior to the Vesting Date, you will be entitled to receive the Retention Award (less applicable tax withholdings), payable in a lump sum no later than five (5) business days following the date of termination.

(b)           For the purpose of the Retention Award, you will be deemed to have incurred a “Qualifying Termination” in the event that your employment is terminated prior to the Payment Date (i) by the Company other than for Cause (as defined below) or (ii) if applicable, by you for Good Reason (as defined below).

(i)            “Cause” has the meaning set forth in the your employment agreement with the Company; provided, that if no such agreement or definition exists, “Cause” means your (i) willful misconduct or gross negligence which materially and demonstrably results in financial harm to the Company; (ii) material breach of fiduciary duty or duty of loyalty to the Company or any affiliate which demonstrably results in financial harm to the Company; (iii) misappropriation of funds or other property of the Company or plea of guilty to or conviction for the commission of a felony; or (iv) conduct which is a material violation of

Company policy or which materially interferes with your ability to perform your duties.

(ii)           “Good Reason” has the meaning set forth in your employment agreement with the Company; provided, that if no such agreement or definition exists, you will be deemed to have incurred a Qualifying Termination only upon your termination by the Company other than for Cause.

3.             Circumstances under which the Retention Award Will Not be Paid.  If your employment with the Company terminates for any reason other than as described in Paragraph 2(a) above at any time prior to the Payment Date, you will not receive the Retention Award.  In addition, this Award Agreement will terminate and be of no further force and effect, and no Retention Award will be payable hereunder, if the Company’s Board of Directors determines that the Merger will not be consummated.

4.             Acknowledgements.  By executing this Award Agreement, you hereby agree to maintain the confidentiality of this Award Agreement and to refrain from disclosing or making reference to its terms, except (i) as required by law, (ii) with your accountant or attorney for the sole purposes of obtaining, respectively, financial or legal advice, or (iii) with your immediate family members (the parties in clauses (ii) and (iii), “Permissible Parties”); provided, the Permissible Parties agree to keep the terms and existence of this Award Agreement confidential.

5.             No Right of Employment.  Neither this Award Agreement, nor any modification thereof, nor the creation of any fund, trust or account, nor the payment of any benefits shall be construed as giving you, or any person whomsoever, the right to be retained in the service of the Company or its subsidiaries.  Except to the extent provided under an employment agreement with the Company, your employment with the Company is “at-will,” meaning that either you or the Company may terminate your employment at any time and for any reason.

6.             Counterparts.  This Award Agreement may be signed in counterparts, each of which will be deemed to be an original but all of which together will constitute one and the same instrument.

We are pleased to be able to provide you with this incentive and look forward to your active participation during this important time for the Company.  If you accept the terms and conditions of this Award Agreement, please sign one of the two enclosed copies and return it to the undersigned.

Yours sincerely,

[Name]
[Title]

ACKNOWLEDGED AND AGREED:

Signature:	Date: